Exhibit 99.1

Alexandria Real Estate Equities, Inc. Elects Sheila McGrath to Board of Directors

PASADENA, Calif., December 4, 2023 – Alexandria Real Estate Equities, Inc. (NYSE: ARE), the first, preeminent, longest-tenured and pioneering owner, operator and developer of collaborative life science, agtech and advanced technology mega campuses in AAA innovation cluster locations, today announced that the company’s board of directors has elected Sheila K. McGrath as an independent director. The board of directors has also appointed Ms. McGrath to serve as a member of the Life Science, Agtech & Advanced Technologies Committee and determined that she is an independent director in accordance with New York Stock Exchange listing standards and Securities and Exchange Commission rules. Her term will run until the company’s 2024 annual meeting of stockholders.

“We are honored to welcome Sheila to our board and leverage her deep experience in the commercial real estate industry,” said Joel S. Marcus, executive chairman and founder of Alexandria Real Estate Equities, Inc. and Alexandria Venture Investments. “With strong financial skills and a nearly three-decade track record as a distinguished equity research analyst covering the REIT sector, Sheila will add significant value to Alexandria and for our stockholders.”

Ms. McGrath was a senior managing director at Evercore ISI covering U.S. equity REITs, real estate operating companies, and Mexican real estate investment vehicles, or FIBRAs, from 2012 until 2022. Prior to joining Evercore, she was managing director and sector head for REIT research at Keefe, Bruyette & Woods for five years and was a member of the firm’s Research Review Committee and Leadership Committee. Between 1994 and 2007, Ms. McGrath covered REITs and real estate operating companies as an equity research analyst at several firms, including Smith Barney and UBS. She began her career as a commercial real estate appraiser valuing various commercial real estate properties across most property sectors and conducting feasibility studies for new development projects.

In addition to serving on Alexandria’s board of directors, Ms. McGrath serves on the board of Granite Point Mortgage Trust Inc. She is an active member of Nareit, where she currently serves on the Advisory Board of Governors and the Real Estate Investment Advisory Council and previously served on the Best Financial Practices Council. Ms. McGrath also serves on the board of advisors of the Rutgers Business School’s Center for Women in Business, of which she was a founding member. She received her Bachelor of Arts degree in Economics from Lafayette College and her Master of Business Administration degree in Finance from Rutgers University.

About Alexandria Real Estate Equities, Inc.

Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche since our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator and developer of collaborative life science, agtech and advanced technology mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, New York City, San Diego, Seattle, Maryland and Research Triangle. Alexandria has a total market capitalization of $28.3 billion and an asset base in North America of 75.1 million SF as of September 30, 2023, which includes 41.5 million RSF of operating properties and 5.6 million RSF of Class A/A+ properties undergoing construction, 8.9 million RSF of near-term and intermediate-term development and redevelopment projects and 19.1 million SF of future development projects. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science, agtech and advanced technology mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity and success. Alexandria also provides strategic capital to transformative life science, agrifoodtech, climate innovation and technology companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns and greater long-term asset value. For more information on Alexandria, please visit www.are.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding the potential impacts of a director’s appointment to the company’s board of directors and expectations regarding the company’s performance and success. These forward-looking statements are based on Alexandria’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Alexandria’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and Alexandria assumes no obligation to update this information. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in Alexandria’s forward-looking statements, and risks and uncertainties to Alexandria’s business in general, please refer to Alexandria’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q.

CONTACT: Sara Kabakoff, Senior Vice President – Chief Content Officer, (626) 788-5578, skabakoff@are.com

###